Exhibit 99.2

FOR IMMEDIATE RELEASE

MiMedx Files Definitive Proxy Materials and Mails Letter to Shareholders

Urges Shareholders to Vote “FOR” All the Board’s Qualified Nominees on the BLUE Proxy Card

MARIETTA, Ga., June 3, 2019 – MiMedx Group, Inc. (OTC PINK: MDXG) (“MiMedx” or the “Company”), an industry leader in advanced wound care and an emerging therapeutic biologics company, today announced that it has filed definitive proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with its upcoming 2018 annual meeting of shareholders (“Annual Meeting”) scheduled to be held on June 17, 2019 at 9:00 a.m. local time, at the Marietta Conference Center (Hilton Atlanta/Marietta) at 500 Powder Springs St., Marietta, GA 30064. Shareholders as of the close of business on May 9, 2019 are entitled to notice of, and to vote at, the Annual Meeting. For more information regarding the Annual Meeting, please visit www.VoteBlueforMiMedx.com.

The Company has nominated to the board of directors of the Company (the “Board”) three experienced healthcare professionals, none of whom has served on the MiMedx Board previously. Two of these candidates were identified by one of the Company’s largest shareholders, Prescience Point Capital Management LLC (together with its affiliates, “Prescience Point”), and the third candidate is our new Chief Executive Officer.

MiMedx’s former Chairman and Chief Executive Officer, Parker H. “Pete” Petit, has nominated himself and two of his hand-picked business associates to be elected to the Board at the Annual Meeting. Mr. Petit has also expressed his desire to gain control of the Board.

In connection with the filing of the definitive proxy statement, the Chairman of the MiMedx Board of Directors mailed a letter to shareholders informing them of what is at stake at the Annual Meeting. Highlights of the letter include:

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In the Company’s view, the return of Mr. Petit to the Board would disrupt the Company and the substantial progress it has made since the allegations regarding certain sales and distribution practices at the Company in early 2018.

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Working with outside counsel and forensic accountants, the Audit Committee of the Board (the “Audit Committee”) conducted its independent investigation into those allegations. The unmistakable conclusion from the independent investigation was that Mr. Petit and certain members of his management team engaged in serious wrongdoing.

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This misconduct has harmed MiMedx and its shareholders—the Company is a defendant in a multitude of lawsuits, faces regulatory inquiries and has had its stock delisted from Nasdaq. The stock price has fallen substantially, and the Company’s market value is down more than $1 billion since February 2018.

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The Board has made important strides toward helping the Company recover from the fallout from the wrongful conduct of Mr. Petit and his prior management team—aside from conducting the Audit Committee investigation, the Board has hired a new Chief Executive Officer and other new senior management team members and the Company has appointed a new auditor.

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In addition, the Board has established a comprehensive plan to refresh the composition of the Board, developed in cooperation with Prescience Point, which owns more than 6.8% of the outstanding shares of MiMedx common stock.

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MiMedx’s nominees for the upcoming Annual Meeting are all new to MiMedx and include the Company’s new Chief Executive Officer and two accomplished industry professionals, one of whom is slated to become the new Chairwoman of the Board if she is elected.

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MiMedx believes that its nominees have the industry experience and governance expertise to objectively oversee the Company’s strategy, act in the best interest of shareholders, assist with the resolution of the remaining issues stemming from the prior management team’s misconduct and help put the Company back on the path to success.

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MiMedx believes that, by contrast, Mr. Petit’s campaign for election to the Board is motivated by his desire to achieve personal and professional redemption, rather than a desire to serve shareholders, and MiMedx struggles to understand what either of Mr. Petit’s nominees could possibly bring to the Board.

The MiMedx Board of Directors unanimously recommends that shareholders vote “FOR” all of the Board’s highly qualified nominees on the BLUE proxy card today.

The full text of the letter follows:

Dear Fellow Shareholders:

MiMedx Group, Inc. (“MiMedx” or the “Company”) will hold its 2018 annual meeting of shareholders (the “Annual Meeting”) on June 17, 2019.

This meeting is extremely important, and we urge you to carefully read the enclosed information about recent developments at MiMedx and the candidates the Company is nominating, K. Todd Newton, M. Kathleen Behrens Wilsey and Timothy R. Wright, for election to the Board of Directors (the “Board”).

If Elected, Our Nominees Would Be New to the Board.

Our three nominees are accomplished industry professionals who we believe will help the Company turn the corner and move beyond the former management team’s misconduct that damaged MiMedx and investor confidence. Two of our nominees were recommended by one of our largest shareholders, Prescience Point Capital Management LLC, which, together with its affiliates, owns more than 6.8% of the outstanding shares of MiMedx common stock. Our third nominee, Timothy R. Wright, became our new Chief Executive Officer on May 13, 2019. None of our nominees has served on our Board before.

We believe that, if elected, our three nominees will help make a substantial difference in the future of the Company. All three of our nominees are experienced executives and board members with expertise in healthcare. We strongly encourage you to vote your shares in favor of them. Enclosed with this letter is a proxy statement and a BLUE proxy card. Please support the future of MiMedx by voting your BLUE proxy card TODAY by telephone or over the Internet, or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

As you may know, the Company’s former Chairman and Chief Executive Officer, Parker H. “Pete” Petit, has nominated himself and two of his hand-picked business associates to be elected to the Board. Mr. Petit’s separation from MiMedx was determined by the Board to have been “for cause,” and the independent investigation conducted by the Audit Committee of the Board (the “Audit Committee”) has revealed that Mr. Petit, along with certain other senior executives who reported to Mr. Petit, engaged in misconduct while he was the Company’s Chairman and CEO. This misconduct resulted in significant harm to the Company and its shareholders. Furthermore, as previously disclosed, many of the issues that were the subject of the Audit Committee’s investigation are also currently the subject of ongoing securities fraud investigations by the U.S. Department of Justice and the U.S. Securities and Exchange Commission.

Electing Mr. Petit and his associates to our Board would, we believe, have dire consequences for the Company. Among other things, we believe electing them would damage MiMedx’s relationship with its customers, business partners, employees and regulators, and potential sources of capital.

The Audit Committee Investigation Determined Mr. Petit Engaged in Serious Wrongdoing.

The Audit Committee has conducted an extensive investigation into allegations regarding certain sales and distribution practices at the Company and certain other matters. To conduct its independent investigation, the Audit Committee held 84 meetings (since February 2018) and engaged independent outside legal counsel, King & Spalding LLP (“King & Spalding”). Following its engagement by the Audit Committee, King & Spalding separately engaged the accounting firm KPMG LLP (“KPMG”) to provide forensic accounting services in connection with the investigation. Together, King & Spalding and KPMG interviewed more than 85 witnesses and reviewed over 1.5 million documents. The investigation also included reviewing 2,750 hours of video from a hidden surveillance system installed at the direction of Mr. Petit, as well as telephone recordings captured without the knowledge or consent of all conversation participants.

The clear directive given by the Audit Committee to its independent outside advisors was to find the truth.

The unmistakable conclusion reached by the independent investigation and the Audit Committee was that Mr. Petit and certain members of his former management team engaged in serious wrongdoing, including disregarding revenue recognition rules under generally accepted accounting principles; engaging in revenue “management;” making material misstatements to regulators, the Board, the Audit Committee and the Company’s outside auditors; taking actions to investigate or silence whistleblowers; and setting an inappropriate “tone at the top.”

Mr. Petit’s misconduct has done serious harm to MiMedx. The Company is a defendant in a multitude of lawsuits, faces regulatory inquiries and has had its stock delisted from Nasdaq. Our historical financial statements back to 2012 cannot be relied upon by investors, and we are in the midst of a lengthy financial restatement process. Furthermore, our reputation with customers, employees (and prospective employees), regulators and business partners was seriously damaged. Additionally, the Company’s prior audit firm resigned in December 2018.

We Believe Mr. Petit Should Not Be Allowed Back in the Boardroom.

Despite the harm his actions have caused MiMedx, Mr. Petit is now asking for you to entrust him and his two hand-picked nominees with seats on the Board. We strongly recommend you do no such thing.

Mr. Petit resigned as our Chief Executive Officer in July 2018 amid questions by the Board regarding the Company’s leadership and direction. In September 2018, the Board determined that Mr. Petit’s separation from the Company was “for cause.” The Board also indicated that, based on the final results of the Company’s restatement, the Board would seek to recover the compensation paid to Mr. Petit during the periods in which the wrongdoing occurred. Mr. Petit voluntarily resigned from the Board in September 2018.

Mr. Petit’s conduct is not the kind of conduct we would expect of a person acting in a leadership capacity at MiMedx or serving on the MiMedx Board, and we believe Mr. Petit’s presence in our boardroom would disrupt our attempts to regain credibility with the Company’s key constituencies.

In our view, Mr. Petit’s campaign for election is motivated by his desire to achieve personal and professional redemption, rather than a desire to serve shareholders. In fact, we believe it may be hard for Mr. Petit and his nominees to put the interests of shareholders ahead of Mr. Petit’s own interests, which are bound to conflict. This is especially noteworthy because Mr. Petit has announced that he intends to seek control of the Board. If he achieves control, we believe he is unlikely to pursue the recovery of compensation paid by the Company to him and his former management team during the time of their prior misconduct or to continue MiMedx’s cooperation with the ongoing U.S. Department of Justice and U.S. Securities and Exchange Commission investigations into Mr. Petit’s conduct.

Perhaps most importantly, the election of Mr. Petit and his nominees would, in our view, send the wrong signal about the Company’s commitment to ethical conduct. We have heard this first-hand. During the selection process, potential new independent auditors indicated that Mr. Petit’s return to the Board would likely require them to reconsider their willingness to be engaged by the Company. In light of all of the evidence of wrongdoing by the prior management team, electing Mr. Petit to the Board would likely be perceived as a statement by shareholders that they and MiMedx do not value compliance with regulatory requirements and corporate governance best practices. In the worst case, Mr. Petit’s election could be read by some constituents as an endorsement of his improper conduct and encouragement for similar conduct in the future.

The Board is Helping the Company Recover.

The Board has worked diligently to help the Company recover from the fallout from the wrongful conduct of Mr. Petit and his prior management team.

In addition to the Audit Committee conducting its independent investigation, the Board has recruited and hired new members of the senior management team, including our new CEO, Mr. Wright. Mr. Wright is supportive of our strategic plan and in a short period has provided leadership to our employees and worked with the management team to help ensure the Company is well-positioned to achieve the Company’s long-range objectives.

The Board has also taken an active role in reforming the Company’s culture to ensure that everyone at the Company places MiMedx’s long-term success, ethical conduct and compliance ahead of short-term earnings results. The Board has engaged outside consultants and advisors to assist in this effort.

And the Audit Committee recently engaged a new auditor.

That said, there is clearly more to be done at MiMedx to get the Company back on the right path. The Board recognizes that, among other things, the Board itself must be refreshed to bring new perspectives into the boardroom and to restore confidence among shareholders.

We Have a Comprehensive Board Refreshment Plan, Developed in Cooperation with One of Our Largest Shareholders.

The Board has developed a comprehensive plan to refresh the composition of the Board in the near term while providing important business oversight and leadership continuity. None of the incumbent directors whose terms expire at the Annual Meeting or the 2019 annual meeting of shareholders will stand for reelection. In their stead, the Board will nominate or appoint six new directors, including our new CEO. We were pleased to work constructively with Prescience Point Capital Management LLC and its affiliates to develop this plan and identify new, high-quality director candidates.

The first critical step in our Board refreshment plan will occur at the Annual Meeting with the election of three exceptional candidates, none of whom has previously served on the MiMedx Board.

Both Dr. M. Kathleen Behrens Wilsey and Mr. K. Todd Newton have extensive biotech and healthcare industry experience. Dr. Behrens Wilsey is Chair of the Board of Sarepta Therapeutics, Inc. (Nasdaq: SRPT), a multi-billion-dollar medical research and drug development company. Mr. Newton is the Chief Executive Officer and a member of the board of directors of Apollo Endosurgery, Inc. (Nasdaq: APEN), a leader in the field of gastrointestinal therapeutic endoscopy. Both are strong advocates for shareholder interests and have experience serving on public company boards in the healthcare sector.

Our new CEO, Timothy R. Wright, is also one of our nominees. In addition to his important role leading the turnaround efforts at MiMedx, Mr. Wright has been a successful executive at several healthcare and pharmaceutical companies and, based on his senior leadership at Teva Pharmaceutical Industries and Covidien, has demonstrated the ability to address significant compliance issues and generate new avenues for profitable growth.

Together, we believe our three nominees can help our Board improve MiMedx for all shareholders. We believe they have the industry experience and governance expertise to objectively oversee the Company’s strategy, act in the best interest of shareholders, assist with the resolution of the remaining issues stemming from the prior management team’s misconduct and help put the Company back on the path to success.

Mr. Petit’s Two Nominees Are Not Qualified to Serve on the Board.

Mr. Petit is asking shareholders to support the election of himself and two additional individuals. One of his nominees is a former employee in the tax department of a home building company, and the other nominee is a West Virginia litigator who has represented Mr. Petit. We do not believe these individuals have the appropriate qualifications to serve on the MiMedx Board, and we believe they are too closely tied to Mr. Petit.

We believe, as described above, that the election of Mr. Petit or his nominees to the Board would be damaging to the Company’s progress. Neither of Mr. Petit’s fellow nominees appears to have any knowledge of our products or markets, healthcare experience, executive operating experience or public company board experience. We struggle to understand what either of them could possibly bring to our Board at this critical juncture.

In addition, the election of Mr. Petit and his nominees would mean our new CEO, Mr. Wright, and our two independent nominees would not be elected. Our experienced nominees were carefully selected by our Board in consultation with one of our largest shareholders; we believe rejecting their candidacy in favor of Mr. Petit and his unqualified nominees would be a significant setback for the Company.

Conclusion

The Board of MiMedx has taken important strides toward helping the Company recover from the wrongdoing perpetrated by the Company’s prior management team. We have conducted an independent investigation, engaged a new auditor, hired a new CEO and interim CFO and developed a plan for refreshing the Board.

We encourage you to vote for the Board’s nominees using the enclosed BLUE proxy card today. (Please note that voting on Mr. Petit’s white card — even if you vote against Mr. Petit — is not the same as voting for our candidates. Please use the BLUE card.)

For more information, please visit www.VoteBlueforMiMedx.com.

Sincerely,

Charles R. Evans

Chairman

Board of Directors

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders may call toll-free at 1 (877) 800-5195

Banks and Brokers may call collect at 1 (212) 750-5833

We urge you NOT to sign any white proxy card sent to you by the Petit Group.

If you have already done so, you have every legal right to change your vote by using the enclosed BLUE proxy card to vote TODAY—by telephone,

by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

The Company’s letter to shareholders and additional materials regarding the Board’s recommendation for the 2018 annual meeting can be found at www.VoteBlueforMiMedx.com.

Sidley Austin LLP is acting as legal advisor to MiMedx.

Important Information

MiMedx Group, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) and is mailing to shareholders of the Company a definitive proxy statement (the “Proxy Statement”) and accompanying BLUE proxy card in connection with the solicitation of proxies for the 2018 annual meeting of stockholders of the Company (the “Annual Meeting”). The Proxy Statement is publicly available and is being disseminated commencing on June 3, 2019. The Company, its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors, director nominees and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. A free copy of the Proxy Statement and other relevant documents that the Company files with the SEC may be obtained through the SEC’s website at www.sec.gov or at the Company’s website at https://mimedx.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Contacts

Investors:

Hilary Dixon

Corporate & Investor Communications

770.651.9066

investorrelations@mimedx.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jed Repko / Annabelle Rinehart

212.355.4449